UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

GOLD RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	333-129321 (Commission File Number)	84-1473173 (I.R.S. Employer Identification No.)

222 Milwaukee Street, Suite 301
Denver, CO 80206
(Address of principal executive offices) (Zip Code)

Registrant's telephone number including area code:   (303) 320-7708

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On September 13, 2006 Gold Resource Corporation (the "Company") was informed by Westminster Securities, the broker-dealer that submitted an application to the National Association of Securities Dealers to have the Company’s common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”), that the application was approved. As a result, the Company’s common stock commenced trading on the OTCBB on September 14, 2006 under the symbol GORO.

The Company sold a total of 4.6 million shares of its common stock for $1.00 per share pursuant to its “best efforts” public offering, which includes 4.16 million shares of stock sold through Canaccord Adams Limited ("Canaccord"), for which the Company paid a finders fee of $248,800 to Canaccord. Total net proceeds to the Company for these sales were $4,351,200.

The Company terminated its offering on August 17, 2006 and filed a post-effective amendment to its registration statement (File No. 333-129321), deregistering the 2,400,000 shares that were not sold.

As disclosed in its prospectus dated May 15, 2006, the Company plans to utilize the proceeds from the offering to continue its exploration program at its El Aguila property.

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others set forth in the Company's prospectus and reports filed with the SEC, the results of its continuing exploration program, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION.

Date: September 19, 2006	By:	/s/ William W. Reid
	Name:	William W. Reid
	Title:	President